Exhibit 23.1









              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent of the incorporation by reference of our report included in this Form 10-KA, into McMoRan Oil & Gas Co.'s previously filed Registration Statements on Form S-8 (File Nos. 33-82866, 33-80369, 33-80371, and 33-99828).









                              Arthur Andersen LLP



New Orleans, Louisiana
September 19, 1997